                                                                    Exhibit 3.15

                       THE COMMONWEALTH OF MASSACHUSETTS

                OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                        MICHAEL J. CONNOLLY, SECRETARY
               ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108
                           ARTICLES OF ORGANIZATION
                             (UNDER G.L. CH. 156B)

                                   ARTICLE I
                        THE NAME OF THE CORPORATION IS:
                   SAL & VINNIE'S SICILIAN STEAKHOUSE, INC.

                                  ARTICLE II
                     THE PURPOSE OF THE CORPORATION IS TO
                       ENGAGE IN THE FOLLOWING BUSINESS
                                  ACTIVITIES:
                           SEE CONTINUATION SHEET 2A

                                  ARTICLE III

THE TYPE AND CLASSES OF STOCK AND THE TOTAL NUMBER OF SHARES AND PAR VALUE, IF ANY, OF EACH TYPE AND CLASS OF STOCK WHICH THE CORPORATION IS AUTHORIZED TO ISSUE IS AS FOLLOWS:

WITHOUT PAR VALUE STOCKS                     WITH PAR VALUE STOCKS

TYPE          NUMBER OF SHARES    TYPE         NUMBER OF SHARES       PAR VALUE

COMMON:       200,000             COMMON:

PREFERRED:                        PREFERRED:

                                   ARTICLE IV

IF MORE THAN ONE TYPE, CLASS OR SERIES IS AUTHORIZED, A DESCRIPTION OF EACH WITH, IF ANY, THE PREFERENCES, VOTING POWERS, QUALIFICATIONS, SPECIAL OR RELATIVE RIGHTS OR PRIVILEGES AS TO EACH TYPE AND CLASS THEREOF AND ANY SERIES NOW ESTABLISHED.

     NOT APPLICABLE

                                   ARTICLE V

THE RESTRICTIONS, IF ANY, IMPOSED BY THE ARTICLES OF ORGANIZATION UPON THE TRANSFER OF SHARES OF STOCK OF ANY CLASS ARE AS FOLLOWS:

     NONE.

                                  ARTICLE VI

OTHER LAWFUL PROVISIONS, IF ANY, FOR THE CONDUCT AND REGULATION OF BUSINESS AND AFFAIRS OF THE CORPORATION, FOR ITS VOLUNTARY DISSOLUTION, OR FOR LIMITING, DEFINING, OR REGULATING THE POWERS OF THE CORPORATION, OR OF ITS DIRECTORS OR STOCKHOLDERS, OR OF ANY CLASS OF STOCKHOLDERS: (IF THERE ARE NO PROVISIONS STATE "NONE")

     SEE CONTINUATION SHEETS 6A AND 6B.

                              CONTINUATION SHEET 2A

2. THE PURPOSE FOR WHICH THE CORPORATION IS FORMED IS AS FOLLOWS: TO OPERATE IN THE RESTAURANT BUSINESS OR BUSINESS INCIDENTAL THERETO OR IN CONNECTION THEREWITH; TO SELL, CONVEY, LEASE, EXCHANGE, TRANSFER OR OTHERWISE DISPOSE OF, OR MORTGAGE, PLEDGE, ENCUMBER OR CREATE A SECURITY INTEREST IN, ALL OR ANY OF ITS REAL OR PERSONAL PROPERTY, OR ANY INTEREST THEREIN, WHEREVER SITUATED; TO INVEST, HOLD, MANAGE AND ACQUIRE INTERESTS OF ANY KIND IN ANY ENTITY CARRYING ON ANY BUSINESS RELATED TO ANY OF THE FOREGOING; TO PURCHASE, TAKE, RECEIVE, SUBSCRIBE FOR OR OTHERWISE ACQUIRE, OWN, HOLD, VOTE, EMPLOY, SELL, LEND, LEASE EXCHANGE, TRANSFER OR OTHERWISE DISPOSE OF, MORTGAGE, PLEDGE, USE AND OTHERWISE DEAL IN AND WITH BONDS AND OTHER OBLIGATIONS, SHARES, OR OTHER SECURITIES OR INTERESTS ISSUED BY OTHERS, WHETHER ENGAGED IN SIMILAR OR DIFFERENT BUSINESS, GOVERNMENTAL, OR OTHER ACTIVITIES; TO MAKE CONTRACTS, GIVE GUARANTEES AND INCUR LIABILITIES, BORROW MONEY AT SUCH RATES OF INTEREST AS THE CORPORATION MAY DETERMINE, ISSUE ITS NOTES, BONDS AND OTHER OBLIGATIONS, AND SECURE ANY OF ITS OBLIGATIONS BY MORTGAGE, PLEDGE OR ENCUMBRANCE OF OR SECURITY INTEREST IN, ALL OR ANY OF ITS PROPERTY OR ANY INTEREST THEREIN, WHEREVER SITUATED; TO LEND MONEY, INVEST AND REINVEST ITS FUNDS, AND TAKE AND HOLD REAL AND PERSONAL PROPERTY AS SECURITY FOR THE PAYMENT OF FUNDS SO LOANED OR INVESTED; TO LEND, EXCHANGE, TRANSFER OR OTHERWISE DISPOSE OF, PLEDGE, USE AND OTHERWISE DEAL IN AND WITH ITS OWN SHARES; AND TO CARRY ON ANY BUSINESS PERMITTED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS TO A CORPORATION ORGANIZED UNDER CHAPTER 156B OF THE GENERAL LAWS.

                             CONTINUATION SHEET 6A

6. OTHER LAWFUL PROVISIONS FOR THE CONDUCT AND REGULATION OF THE BUSINESS AND AFFAIRS OF THE CORPORATION, FOR ITS VOLUNTARY DISSOLUTION OR FOR LIMITING, DEFINING OR REGULATING THE POWERS OF THE CORPORATION, OR OF ITS DIRECTORS OR STOCKHOLDERS, OR OF ANY CLASS OF STOCKHOLDERS:

     NO DIRECTOR OR OFFICER SHALL BE DISQUALIFIED BY HIS OFFICE FROM DEALING OR CONTRACTING AS VENDOR, PURCHASER OR OTHERWISE, WHETHER IN HIS INDIVIDUAL CAPACITY OR THROUGH ANY OTHER CORPORATION, TRUST, ASSOCIATION, FIRM OR JOINT VENTURE IN WHICH HE IS INTERESTED AS A STOCKHOLDER, DIRECTOR, TRUSTEE, PARTNER OR OTHERWISE, WITH THE CORPORATION OR ANY CORPORATION, TRUST, ASSOCIATION, FIRM OR JOINT VENTURE IN WHICH THE CORPORATION SHALL BE A STOCKHOLDER OR OTHERWISE INTERESTED OR WHICH SHALL HOLD STOCK OR BE OTHERWISE INTERESTED IN THE CORPORATION, NOR SHALL ANY SUCH DEALING OR CONTRACT BE AVOIDED, NOR SHALL ANY DIRECTOR OR OFFICER SO DEALING OR CONTRACTING BE LIABLE TO ACCOUNT FOR ANY PROFIT OR BENEFIT REALIZED THROUGH ANY SUCH DEALING OR CONTRACT TO THE CORPORATION OR TO ANY STOCKHOLDER OR CREDITOR THEREOF SOLELY BECAUSE OF THE FIDUCIARY RELATIONSHIP ESTABLISHED BY REASON OF HIS HOLDING SUCH DIRECTORSHIP OR OFFICE. ANY SUCH INTEREST OF A DIRECTOR SHALL NOT DISQUALIFY HIM FROM BEING COUNTED IN DETERMINING THE EXISTENCE OF A QUORUM AT ANY MEETING NOR SHALL ANY SUCH INTEREST DISQUALIFY HIM FROM VOTING OR CONSENTING AS A DIRECTOR OR HAVING HIS VOTE OR CONSENT COUNTED IN CONNECTION WITH ANY SUCH DEALING OR CONTRACT.

     NO STOCKHOLDER SHALL BE DISQUALIFIED FROM DEALING OR CONTRACTING AS VENDOR, PURCHASER OR OTHERWISE, EITHER IN HIS INDIVIDUAL CAPACITY OR THROUGH ANY OTHER CORPORATION, TRUST, ASSOCIATION, FIRM OR JOINT VENTURE IN WHICH HE IS INTERESTED AS A STOCKHOLDER, DIRECTOR, TRUSTEE, PARTNER OR OTHERWISE, WITH THE CORPORATION OR ANY CORPORATION, TRUST, ASSOCIATION, FIRM OR JOINT VENTURE IN WHICH THE CORPORATION SHALL BE A STOCKHOLDER OR OTHERWISE INTERESTED OR WHICH SHALL HOLD STOCK OR BE OTHERWISE INTERESTED IN THE CORPORATION, NOR SHALL ANY SUCH DEALING OR CONTRACT BE AVOIDED, NOR SHALL ANY STOCKHOLDER SO DEALING OR CONTRACTING BE LIABLE TO ACCOUNT FOR ANY PROFIT OR BENEFIT REALIZED THROUGH ANY SUCH CONTRACT OR DEALING TO THE CORPORATION OR TO ANY STOCKHOLDER OR CREDITOR THEREOF BY

REASON OF SUCH STOCKHOLDER HOLDING STOCK IN THE CORPORATION TO ANY AMOUNT, NOR SHALL ANY FIDUCIARY RELATIONSHIP BE DEEMED TO BE ESTABLISHED BY SUCH STOCKHOLDING.

     MEETINGS OF THE STOCKHOLDERS OF THE CORPORATION MAY BE HELD AT ANY PLACE WITHIN THE UNITED STATES.

     THE CORPORATION MAY BE A PARTNER IN ANY BUSINESS ENTERPRISE IT WOULD HAVE POWER TO CONDUCT BY ITSELF.

     THE DIRECTORS MAY MAKE, AMEND OR REPEAL THE BY-LAWS IN WHOLE OR IN PART, EXCEPT WITH RESPECT TO ANY PROVISION THEREOF WHICH BY LAW OR THE BY-LAWS REQUIRES ACTION BY THE STOCKHOLDERS.

                             CONTINUATION SHEET 6B

     NO DIRECTOR OF THE CORPORATION SHALL BE LIABLE TO THE CORPORATION OR ITS STOCKHOLDERS FOR MONETARY DAMAGES FOR BREACH OF FIDUCIARY DUTY AS A DIRECTOR NOTWITHSTANDING ANY STATUTORY PROVISION OR OTHER LAW IMPOSING SUCH LIABILITY, EXCEPT FOR LIABILITY OF A DIRECTOR (I) FOR ANY BREACH OF THE DIRECTOR'S DUTY OF LOYALTY TO THE CORPORATION OR ITS STOCKHOLDERS, (II) FOR ACTS OR OMISSIONS NOT IN GOOD FAITH OR WHICH INVOLVE INTENTIONAL MISCONDUCT OR A KNOWING VIOLATION OF LAW, (III) UNDER SECTIONS 61 OR 62 OF CHAPTER 156B OF THE MASSACHUSETTS GENERAL LAWS, OR (IV) FOR ANY TRANSACTION FROM WHICH THE DIRECTOR DERIVED AN IMPROPER PERSONAL BENEFIT. NO AMENDMENT OR REPEAL OF THIS PARAGRAPH SHALL APPLY TO OR HAVE ANY EFFECT ON THE LIABILITY OR ALLEGED LIABILITY OF ANY DIRECTOR OF THE CORPORATION FOR OR WITH RESPECT TO ANY ACTS OR OMISSIONS OF SUCH DIRECTOR OCCURRING PRIOR TO SUCH AMENDMENT OR REPEAL.

                                  ARTICLE VII

THE EFFECTIVE DATE OF ORGANIZATION OF THE CORPORATION SHALL BE THE DATE APPROVED AND FILED BY THE SECRETARY OF THE COMMONWEALTH. IF A LATER EFFECTIVE DATE IS DESIRED, SPECIFY SUCH DATE WHICH SHALL NOT BE MORE THAN THIRTY DAYS AFTER THE DATE OF FILING.

THE INFORMATION CONTAINED IN ARTICLE VIII IS NOT A PERMANENT PART OF THE ARTICLES OF ORGANIZATION AND MAY BE CHANGED ONLY FILING THE APPROPRIATE FORM PROVIDED THEREFOR.

                                 ARTICLE VIII

A. THE STREET ADDRESS OF THE CORPORATION IN MASSACHUSETTS IS: (POST OFFICE BOXES ARE NOT ACCEPTABLE)
    14 AUDUBON ROAD, WAKEFIELD, MASSACHUSETTS 01880

B. THE NAME, RESIDENCE AND POST OFFICE ADDRESS (IF DIFFERENT) OF THE DIRECTORS AND OFFICERS OF THE CORPORATION ARE AS FOLLOWS:

                 NAME                      RESIDENCE POST OFFICE ADDRESS
PRESIDENT:          JOSEPH CRUGNALE               567 CONCORD AVE.
                                                  BELMONT, MA 02178

TREASURER:          JOSEPH CRUGNALE               567 CONCORD AVE.
                                                  BELMONT, MA 02178

CLERK:              JOSEPH CRUGNALE               567 CONCORD AVE.
                                                  BELMONT, MA 02178

DIRECTOR:           JOSEPH CRUGNALE               567 CONCORD AVE.
                                                  BELMONT, MA 02178

ASST.
CLERK               NORMAN S. MALLETT,       17 APPLEWOOD RD., PELHAM, NH 03076
ASST.               JAMES WESTRA, 5 STAGE HILL ROAD, WENHAM, MA 01984
CLERK

C. THE FISCAL YEAR (I.E., TAX YEAR) OF THE CORPORATION SHALL END ON THE LAST DAY OF THE MONTH OF: DECEMBER

D. THE NAME AND BUSINESS ADDRESS OF THE RESIDENT AGENT OF THE CORPORATION, IF ANY, IS: N/A

                                  ARTICLE IX

BY-LAWS OF THE CORPORATION HAVE BEEN DUTY ADOPTED AND THE PRESIDENT, TREASURER, CLERK AND DIRECTORS WHOSE NAMES ARE SET FORTH ABOVE, HAVE BEEN DUTY ELECTED.

IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/WE, WHOSE SIGNATURE(S) APPEAR BELOW AS INCORPORATOR(S) AND WHOSE NAMES AND BUSINESS OR RESIDENTIAL ADDRESS(ES) ARE CLEARLY TYPED OR PRINTED BENEATH EACH SIGNATURE DO HEREBY ASSOCIATE WITH THE INTENTION OF FORMING THIS CORPORATION UNDER THE PROVISIONS OF GENERAL LAWS CHAPTER 156B AND DO HEREBY SIGN ARTICLES OF ORGANIZATION AS INCORPORATOR(S) THIS 23RD DAY OF NOVEMBER 1994

                                      /S/ THOMAS A. GIACCHETTO
                                      THOMAS A. GIACCHETTO, SOLE INCORPORATOR
                                      HUTCHINS, WHEELER & DITTMAR
                                      A PROFESSIONAL CORPORATION
                                      101 FEDERAL STREET
                                      BOSTON, MA 02110